As filed with the Securities and Exchange Commission on March 25, 2011
Registration No. 333-170425

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDGENICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2836	98-0217544
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia  22182
(646) 239-1690
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew L. Pearlman
President and Chief Executive Officer
Medgenics, Inc.
8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia  22182
(646) 239-1690
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gretchen Anne Trofa, Esq. Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street, Suite 3900 Chicago, Illinois 60606 (312) 984-3100	Steven M. Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-1 of Medgenics, Inc. (File No. 333-170425) is filed solely for the purpose of completing Item 13 of Part II of the Registration Statement and filing Exhibit 5.1 thereto.  No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than selling commissions and other fees to be paid to the underwriters) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered.  With the exception of the SEC registration fee and the FINRA filing fee, all amounts shown are estimates.

SEC registration fee	$1,348
FINRA filing fee	2,390
NYSE Amex listing fee and expenses	50,000
Printing and engraving expenses	40,000
Legal fees and expenses	475,000
Accounting fees and expenses	200,000
Transfer Agent and Registrar fees and expenses	6,000
Miscellaneous	155,262
Total	$930,000

Item 14.  Indemnification of Directors and Officers.

The amended and restated certificate of incorporation of the Registrant described in the prospectus filed herewith provides that the Registrant will indemnify, to the extent permitted by the DGCL, any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Registrant. In addition, the Registrant’s amended and restated certificate of incorporation will eliminate to the extent permitted by the DGCL, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty.

The Registrant’s authority to indemnify its directors and officers is governed by the provisions of Section 145 of the DGCL, as follows:

(a)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officers, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)      To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 9a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)      Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)      Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)      The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorized such elimination or impairment after such action or omission has occurred.

(g)      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)      for purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)      For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)      The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)      The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, the Registrant will agree to indemnify the Underwriters and the Underwriters will agree to indemnify the Registrant and its directors, officers and controlling persons against certain civil liabilities that may be incurred in connection with the offering, including certain liabilities under the Securities Act.

The Registrant intends to enter into indemnification agreements with each of its directors after the completion of the offering, whereby it will agree to indemnify each director and officer from and against any and all judgments, fines, penalties, excise taxes and amounts paid in settlement or incurred by such director or officer for or as a result of action taken or not taken while such director was acting in his capacity as a director or executive officer of the Registrant.

Item 15.  Recent Sales of Unregistered Securities.

During the past three years, the following securities were sold by the Registrant without registration under the Securities Act. The securities described below were deemed exempt from registration under the Securities Act in reliance upon Section 4(2), Regulation D or Regulation S of the Securities Act. Except as set forth below, there were no underwriters employed in connection with any of the transactions set forth in this Item 15. All of these securities, to the extent not included in this registration statement, are deemed restricted securities for purposes of the Securities Act. Unless otherwise specified below, proceeds from these equity financings were spent on general and administrative expensive, including salaries and other related costs, and research and development expenses.

Common Stock Issued Directly

1.
In December 2007, the Registrant’s common stock was admitted for trading on AIM and consequent to such admission, the Registrant sold 815,348 shares of common stock to non-U.S. investors. The Registrant sold these shares for total gross consideration of approximately $5.7 million. The Registrant paid an aggregate of $803,127 in broker’s fees and commissions to various third parties and also issued an aggregate 85,943 shares of common stock to consultants for services related to the issuance of the above shares upon admission to AIM.

2.	In December 2007, the Registrant issued 2,182 shares of common stock to an entity as compensation in connection with the issuance of a letter of credit for the benefit of the Registrant.

3.	In April 2008, the Registrant issued 4,074 shares of common stock to an advisor in consideration for assistance with the Registrant’s fundraising activities.

4.
On May 1, 2009, the Registrant entered into an agreement with Equity Source Partners, LLC (ESP) for consulting services rendered to the Registrant by ESP. As compensation for these services, the Registrant issued 35,714 shares of common stock to the principals of ESP.

5.
In October 2009, the Registrant issued 126,285 shares of common stock in consideration of approximately $0.4 million. SVS Securities PLC acted as the Registrant’s broker and was paid commissions of $20,973.

6.
In March 2010, the Registrant issued 407,800 shares of common stock to non-U.S. investors for total gross consideration of approximately $1.1 million. SVS Securities plc (SVS) acted as Registrant’s broker and was paid commissions of $72,763. Also in March 2010, the Registrant issued 5,502 shares of common stock to certain of the Registrant’s directors and their related parties for total gross consideration of approximately $0.02 million.

7.
In May 2010, the Registrant issued 308,000 shares of common stock to non-U.S. investors for total gross consideration of approximately $0.8 million. SVS acted as the Registrant’s broker and was paid commissions of $52,539. Also in May 2010, the Registrant issued 169,934 shares of common stock for total gross consideration of approximately $0.4 million.

8.
On June 1, 2010, the Registrant into an agreement with The Nybor Group, Inc. (Nybor) for consulting services rendered to the Registrant by Nybor. As compensation for these services, the Registrant issued 4,285 shares of common stock to Nybor.

9.
On August 17, 2010, the Registrant entered into an agreement with ESP for consulting services rendered to the Registrant by ESP. As compensation for these services, the Registrant issued 32,142 shares of common stock to the principals of ESP.

10.	On September 15, 2010, the Registrant issued 2,651 shares of common stock to the principal of WNB Consulting, LLC in lieu of cash consulting fees.

11.	In December 2010, the Registrant issued 57,142 restricted Common shares to the Executive Chairman of the Company for his services in his role as Executive Chairman of the Board of the Company.

Common Stock Issued Upon Exercise of Outstanding Warrants and Options

12.
In January 2008, the Registrant issued 68,980 shares of common stock upon the cashless exercise of outstanding warrants by certain holders. In addition, the Registrant issued 1,363 shares of common stock upon the exercise of outstanding warrants by a holder and received nominal consideration.

13.	In December 2008, the Registrant issued 860 shares of common stock upon the exercise of outstanding warrants by a holder and received nominal consideration.

14.
In January and February 2009, the Registrant issued 315,023 shares of common stock upon the exercise of outstanding warrants by certain holders (including directors of the Registrant and related parties) and received aggregate consideration of approximately $0.4 million. The Registrant issued additional warrants to purchase 34,804 of common stock, with an exercise price of $8.75 per share, in connection with this exercise.

15.	In January 2010, the Registrant issued 6,630 shares of common stock upon the exercise of outstanding warrants by a holder and received aggregate consideration of approximately $0.03 million.

16.	In May 2010, the Registrant issued 90 shares of common stock upon the exercise of outstanding warrants by a holder and received nominal consideration.

17.
In September 2010, the Registrant issued 609,905 shares of common stock upon the exercise of outstanding warrants by certain holders (including directors of the Registrant and related parties) and received aggregate consideration of approximately $0.5 million. Also in September 2010, the Registrant issued 77,519 shares of common stock upon the exercise of outstanding options by two directors and received aggregate consideration of approximately $0.1 million.

18.	In October 2010, the Registrant issued 12,321 shares of common stock upon the cashless exercise of outstanding options by a holder.

19.
In December 2010, the Registrant issued 56,859 shares of common stock upon the cashless exercise of outstanding options by a director.  Also in December 2010, the Registrant issued 22,093 shares of common stock upon the exercise of outstanding warrants by two employees.  The aggregate consideration was immaterial.

20.
In 2011 (through February 11, 2011), the Registrant issued 91,926 shares of common stock to non-affiliate investors upon the exercise of outstanding warrants and received aggregate consideration of approximately $8,000.

Convertible Debentures and Warrants Issued

21.
During the period June 2009 through September 5, 2009, the Registrant issued the 2009 Debentures in the aggregate principal amount of $0.57 million. The 2009 Debentures are unsecured obligations of the Registrant with a maturity date two years from the date of issuance (ranging from June 16, 2011 to September 15, 2011) and currently accrue interest at the rate of 10% per annum. The 2009 Debentures (including any accrued interest) will automatically convert into shares of common stock at the closing of the offering to which this registration statement relates, at a conversion ratio based on the offering price for shares in the offering to which this registration statement relates. Upon such conversion, the Registrant will issue to the holders five-year warrants to purchase a number of shares of common stock equal to (a) the number of shares of common stock into which such holder’s 2009 Debentures was converted, multiplied by (b) 0.35. Each warrant will have an exercise price based on the offering price for shares in the offering to which this registration statement relates. Newbridge Securities Corporation acted as the Registrant’s underwriter in 2009 and was paid commissions of $54,600, together with warrants to purchase 10% of the number of shares of common stock into which the 2009 Debentures will convert upon the closing of the offering to which this registration statement relates.

22.
On September 22, 2010, the Registrant issued the 2010 Debentures in the aggregate principal amount of $4.0 million. The 2010 Debentures are unsecured obligations of the Registrant with a maturity date of September 22, 2011 and currently accrue interest at 4% per annum. In connection with the issuance of the 2010 Debentures, the Registrant issued to the purchasers of such 2010 Debentures 5-year warrants to purchase 428,571 shares of common stock in the aggregate, at an initial exercise price per share of GBP 5.60. The 2010 Debentures (including any accrued and unpaid interest) will automatically convert into shares of common stock at the closing of the offering to which this registration statement relates, at a conversion ratio based on the offering price for shares in the offering to which this registration statement relates. In connection with such issuances, the Registrant paid to Maxim Group LLC (Maxim) cash commissions of $172,000 and issued Maxim 5-year warrants to purchase 46,071 shares of common stock at an initial exercise price per share of GBP 5.60. The Registrant also paid cash commissions of $80,350 to Equity Source Partners LLC.

23.
The table below sets forth certain information relating to additional warrants issued by the Registrant in the three years prior to the date of this registration statement, not otherwise described above.

Date of Issue	Number of Underlying Shares of Common Stock	Exercise Price per Share
12/04/07	76,332	US $5.74
12/04/07	187,525	US $6.79
12/04/07	16,976	GBP 3.50
12/04/07	5,500	GBP 2.72	*
12/04/07	13,094	GBP 3.23	**
12/01/08	67,230	US $6.79
01/30/09	32,049	US $8.75
02/13/09	2,754	US $8.75
09/13/10	11,369	US $3.19
09/22/10	474,642	GBP 5.60
*   Subsequently replaced by warrants with exercise price of US $5.74
** Subsequently replaced by warrants with exercise price of US $6.79

24.
The table below sets forth certain information relating to options issued to directors, employees and consultants of the Registrant under its 2006 Stock Incentive Plan during the three years prior to the date of this registration statement.

Consultant	Grant Date	Number of Underlying Shares of Common Stock	Exercise Price per Share	Option/Warrant
Bruce Bacon	12/07/2009	19,354	$4.20	Option
Anatole Besarab	10/22/2008	19,354	GBP 3.50	Option
Stephen Ettinger	09/13/2010	19,068	$8.19	Option
Mark Kay	11/14/2007	7,131	$7.35	Option
Emmett Keeffe	11/14/2007	7,131	$7.35	Option
Philip Ng	11/14/2007	15,280	$7.35	Option
Allen Nissenson	11/14/2007	7,131	$7.35	Option
Amos Panet	11/14/2007	16,503	$7.35	Option
Burt Rosen	09/13/2010	19,068	$8.19	Option

Item 16.  Exhibits and Financial Statements

(a) Exhibits

The list of exhibits filed with or incorporated by reference in this registration statement is set forth below.

Number	Description of Exhibit
1.1†	Form of Underwriting Agreement
3.1†	Amended and Restated Certificate of Incorporation
3.2†	Certificate of Amendment to Amended and Restated Certificate of Incorporation
3.3†	Amended and Restated By-Laws
4.1†	Specimen common stock certificate
4.2†	Registration Rights Agreement, dated as of May 25, 2009, between the Company and the person named therein
4.3†	Registration Rights Agreement, dated as of September 15, 2010, between the Company and the persons named therein
4.4†	Specimen warrant certificate
4.5†	Form of warrant agreement
5.1**	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP
10.1†	Israeli Stock Option Plan, dated 2001, as amended as of July 7, 2003
10.2†	Medgenics, Inc. 2006 Stock Incentive Plan, effective March 31, 2006
10.3†	First Amendment to Medgenics, Inc. 2006 Stock Incentive Plan, dated August 22, 2007
10.4†	Second Amendment to Medgenics, Inc. 2006 Stock Incentive Plan, dated September 13, 2010
10.5†	Employment Agreement, dated as of April 20, 2006, between the Company and Baruch Stern
10.6†	Employment Agreement, dated as of March 18, 2007, between the Company and Stephen Bellomo
10.7†	First Amendment to Employment Agreement, dated as of July 1, 2007, between the Company and Stephen Bellomo
10.8†	Amended and Restated Employment Agreement, dated as of June 1, 2007, between the Company and Andrew Pearlman
10.9†	First Amendment to Amended and Restated Employment Agreement, dated as of June 1, 2008, between the Company and Andrew Pearlman

10.10†	Employment Agreement, dated as of July 1, 2007, between the Company and Phyllis Bellin
10.11†	Executive Director Appointment Letter, dated as of June 1, 2007, for Andrew Pearlman
10.12†	Non-Executive Director Appointment Letter, dated as of November 14, 2007, for Eugene Andrew Bauer
10.13†	Non-Executive Director Appointment Letter, dated as of November 14, 2007, for Gary Allan Brukardt
10.14†	Non-Executive Director Appointment Letter, dated as of November 14, 2007, for Joel Stephen Kanter
10.15†	Non-Executive Director Appointment Letter, dated as of November 14, 2007, for Stephen Devon McMurray
10.16†	Consulting Agreement, dated as of May 1, 2006, between the Company and Amos Panet
10.17†	Scientific Advisory Board Agreement, dated as of May 1, 2006, between the Company and Allen Nissenson
10.18†	Scientific Advisory Board Agreement, dated as of May 1, 2006, between the Company and Mark Kay
10.19†	Scientific Advisory Board Agreement, dated as of October 22, 2008, between the Company and Anatole Besarab
10.20†	Scientific Advisory Board Agreement, dated as of November 25, 2009, between the Company and Bruce Bacon
10.21†	Advisory Board Agreement, dated as of June 9, 2010, between the Company and Burt Rosen
10.22†	Advisory Board Agreement, dated as of September 2, 2010, between the Company and Stephen Ettinger
10.23†	Yissum License Agreement, dated November 23, 2005, by and between the Company and Yissum Research Development Company of the Hebrew University of Jerusalem
10.24†	Non-Exclusive License Agreement, dated January 25, 2007, between the Company and Baylor College of Medicine
10.25†	License Agreement, effective as of January 31, 2011, between the Company and the Regents of the University of Michigan
10.26	Intentionally Omitted
10.27†	Standstill and Option Agreement, dated as of October 22, 2009, between the Company and Baxter Healthcare Corporation
10.27(i)†	Amendment No. 1 to Standstill and Option Agreement, dated as of October 22, 2009, between the Company and Baxter Healthcare Corporation
10.27(ii)†	Amendment No. 2 to Standstill and Option Agreement, dated as of December 19, 2009, between the Company and Baxter Healthcare Corporation
10.27(iii)†	Amendment No. 3 to Standstill and Option Agreement, dated as of October 20, 2010, between the Company and Baxter Healthcare Corporation
10.28†	Clinical Trials Agreement, dated as of March 18, 2010, between Medgenics Medical Israel, Ltd. and The Medical Research, Infrastructure, and Health Services Fund of the Tel Aviv Medical Center
10.29†	Agreement, dated as of May 1, 2010, between the Company and Hadasit Medical Research Services and Development Company, Ltd.
10.30†	Service Agreement, dated as of April 26, 2010, between the Company and Roei-Zohar Liad
10.31†	Scientific Advisory Board Agreement, dated as of December 10, 2010, between the Company and Isaac Blech
10.32†	Scientific Advisory Board Agreement, dated as of December 10, 2010, between the Company and Raymond Dean Hautamaki
10.33†	Consulting Agreement, dated as of June 18, 2008, between the Company and Biologics Consulting Group, Inc.
10.34†	Amendment No. 1 to Consulting Agreement, effective January 1, 2010, between the Company and Biologics Consulting Group, Inc.
10.35†	Agreement, dated as of May 5, 2010, between the Company and Sudbrook Associates LLP
10.36†	Agreement, dated as of May 12, 2010, between the Company and Nomura Code Securities, Ltd.
10.37	Intentionally Omitted
10.38	Intentionally Omitted

10.39	Intentionally Omitted
10.40†	Consulting Services Agreement, dated as of October 18, 2010, between the Company and Eugene Bauer
10.41†	Offshore Registrar Agreement, dated as of 2007, between the Company and Capita Registrars (Jersey) Limited
10.42†	Side Letter Agreement re warrants, dated as of June 16, 2010, between the Company and Newbridge Securities Corporation
10.43†	Broker Agreement, dated as of November 28, 2007, between the Company and SVS Securities PLC
10.44†	Nominated Adviser Agreement, dated as of November 28, 2007, between the Company and Blomfield Corporate Finance Limited
10.45†	Depository Agreement, dated as of 2008, between the Company and Capita IRG Trustees Limited
10.46†	Securities Purchase Agreement, dated as of May 13, 2009, between the Company and the persons named therein
10.47†	Form of Convertible Debenture, dated as of May 13, 2009, between the Company and the persons named therein
10.48†	Stock Purchase Agreement, dated as of February 5, 2010, between the Company and Windy City, Inc., Andrew Pearlman and Eugene Bauer
10.49†	Stock Purchase Agreement, dated as of May 1, 2010, between the Company and the persons named therein
10.50†	Securities Purchase Agreement, dated September 15, 2010, between the Company and the persons named therein
10.51†	Exchange of Scientific Materials and Data Agreement, dated as of January 25, 2010, between the Company and Baylor College of Medicine
21.1†	Subsidiaries of the Company
23.1†	Consent of Kost Forer Gabbay and Kasierer (Ernst & Young)
24.1†	Power of Attorney

**           Filed herewith
†           Previously filed

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)      The undersigned Registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Misgav, Israel on the 25th day of March, 2011.

MEDGENICS, INC.

By:	/s/ Andrew L. Pearlman
Andrew L. Pearlman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	March 25, 2011
Andrew L. Pearlman	(Principal Executive Officer)

*	Director of Finance and Administration; Secretary; Treasurer	March 25, 2011
Phyllis Bellin	(Principal Accounting and Financial Officer)

*	Director	March 25, 2011
Joel S. Kanter

*	Director	March 25, 2011
Eugene A. Bauer

*	Director	March 25, 2011
Stephen D. McMurray

*	Director	March 25, 2011
Gary A. Brukardt

*	Director	March 25, 2011
Alastair Clemow

*By: /s/ Andrew L. Pearlman
Andrew L. Pearlman Attorney-in-fact		March 25, 2011